Exhibit 99.1

JAKKS Pacific Reports Third Quarter 2018 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 25, 2018--JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Results

Net sales for the third quarter were $236.7 million, compared to $262.4 million reported in the comparable period in 2017. Net income attributable to JAKKS Pacific for the third quarter was $15.7 million, or $0.38 per diluted share, which includes weighted shares of 21.3 million associated with the Company’s outstanding convertible notes. This compares to a net loss attributable to JAKKS Pacific of $17.6 million, or $0.77 per diluted share, for the comparable period in 2017. Adjusted EBITDA for the third quarter of 2018 was $27.0 million, compared to Adjusted EBITDA of $38.6 million in the third quarter of 2017. See note below on “Use of Non-GAAP Financial Information.”

Management Commentary

JAKKS Chairman and CEO Stephen Berman stated, “As was the case in the first half, during the third quarter we continued to see the impact of the U.S. liquidation of Toys R Us, which offset the positive contribution of several successful product lines, including Incredibles 2, Fancy Nancy, Perfectly Cute, Squish-Dee-Lish® and MorfBoard®. The net sales declines of 10% in the quarter and 9% year-to-date were primarily the result of the loss of sales to Toys R Us and the disruption from its stores’ liquidation throughout the marketplace.

“We saw expected declines in several entertainment-driven properties, but we were pleased with the performance of our new product segments. The investments in the C’est Moi™ and MorfBoard® brands continue to show momentum as distribution broadens.

“Like other companies in our industry, we have seen shifts in the retail landscape that require us to adapt our cost structure and overhead, and we are taking steps to reduce our operating costs and improve our profit potential. Earlier this month, we initiated a plan to reduce our global workforce and consolidate certain of our operations and functions to reduce overhead, most of which we expect to be realized in calendar year 2019.

“As we look ahead to the holiday season, we continue to focus on new product launches and keeping retail inventories lean. We expect the toy industry in 2019 to benefit from the continued shift in sales to healthier retailers and a robust license environment.”

Cash and Cash Equivalents

The Company’s cash and cash equivalents, including restricted cash, totaled $57.1 million as of September 30, 2018, compared to $48.8 million at September 30, 2017 and $65.0 million at December 31, 2017.

Convertible Senior Note Retirement

On July 26, 2018, the Company exchanged $8.0 million of the 2018 convertible senior notes held by Oasis Management with new convertible senior notes with terms similar to the notes issued to Oasis Management in November 2017. The new notes mature in November 2020.

On August 1, 2018, the Company retired the remaining $13.2 million of the Company’s 2018 convertible senior notes.

Expression of Interest from Hong Kong Meisheng Cultural Company Limited (“Meisheng”)

Meisheng recently reiterated its proposal to purchase sufficient newly issued shares of the Company’s common stock such that it would own 51% of the Company’s outstanding shares at a price per share of $2.95, subject to certain conditions. As part of its ongoing review of strategic alternatives, the Special Committee of the Company’s Board of Directors has authorized its advisors to engage in discussions and negotiations with Meisheng concerning its proposal, including matters relating to structure, timing, post-closing governance and matters relating to closing conditions including optimization of the post-transaction capital structure, the successful resolution of change in control provisions of key licensing agreements, and change in control and extension of maturities of the Company’s convertible senior notes and other indebtedness. Although there can be no assurance that agreements will be reached with respect to these matters, the Company and Meisheng are working together expeditiously to consider Meisheng’s proposal.

2018 Outlook

The Company believes the market disruption and lingering effects of the Toys R Us bankruptcy and liquidation in the United States and internationally will continue to persist through the balance of 2018, and will result in a decline in net revenues in 2018 when compared to 2017.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.”

Conference Call and Live Webcast

JAKKS Pacific will webcast its third quarter earnings call at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time today. Management will host the call, followed by a question and answer session.

Conference Call Details:
Date: Thursday, October 25, 2018
Time: 6:00 a.m. PT / 9:00 p.m. ET
Toll-Free Dial-in Number: (800) 708-4539
International Dial-in Number: (847) 619-6396
Conference ID: 47717352

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization.

Investors can also listen to the live webcast and access the accompanying presentation slides by going to www.jakks.com/investors and clicking on the earnings website link under the Presentations tab. Please log in at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately one hour following completion of the call through November 1, 2018, ending at 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time. The playback can be accessed by calling (888) 843-7419 or (630) 652-3042 for international callers, with passcode “47717352#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include BIG-FIGS™, XPV®, Max Tow™, Disguise®, Moose Mountain®, Funnoodle®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a youth skincare and make-up brand. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

©2018 JAKKS Pacific, Inc. All rights reserved.

Forward-Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific’s business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS’ products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2018	2017
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$52,177	$64,977
Restricted cash	4,967	-
Accounts receivable, net	205,412	142,457
Inventory	64,451	58,432
Prepaid expenses and other assets	26,485	16,803
Total current assets	353,492	282,669

Property and equipment	141,989	141,357
Less accumulated depreciation and amortization	120,802	118,130
Property and equipment, net	21,187	23,227

Goodwill	35,197	35,384
Intangibles and other assets, net	37,715	29,069
Total assets	$447,591	$370,349

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$191,151	$92,061
Reserve for sales returns and allowances	30,270	17,622
Short term debt, net	19,365	26,075
Total current liabilities	240,786	135,758

Long term debt, net	145,056	133,497
Other liabilities	4,364	4,537
Income taxes payable	994	1,261
Deferred tax liability, net	787	783
Total liabilities	391,987	275,836

Stockholders' equity:
Common stock, $.001 par value	30	27
Additional paid-in capital	217,468	215,809
Treasury stock	(24,000)	(24,000)
Accumulated deficit	(124,354)	(85,233)
Accumulated other comprehensive loss	(14,548)	(13,059)
Total JAKKS Pacific, Inc. stockholders' equity	54,596	93,544
Non-controlling interests	1,008	969
Total stockholders' equity	55,604	94,513
Total liabilities and stockholders' equity	$447,591	$370,349

JAKKS Pacific, Inc. and Subsidiaries
Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$236,699	$262,413	$435,484	$476,483
Less cost of sales
Cost of goods	134,115	146,279	248,432	264,013
Royalty expense	33,119	48,857	62,754	76,480
Amortization of tools and molds	5,135	5,496	9,068	10,469
Cost of sales	172,369	200,632	320,254	350,962
Gross profit	64,330	61,781	115,230	125,521
Direct selling expenses	15,805	13,925	38,286	35,449
Selling, general and administrative expenses	26,951	39,260	99,340	106,168
Depreciation and amortization	1,428	2,806	4,923	7,946
Goodwill and other intangibles impairment	-	13,536	-	13,536
Acquisition related and other	103	-	436	-
Income (loss) from operations	20,043	(7,746)	(27,755)	(37,578)
Other income (expense):
Income from joint ventures	-	-	227	105
Other income	223	110	304	292
Loss on extinguishment of convertible senior notes	(453)	-	(453)	-
Write-off of investment in DreamPlay LLC	-	(7,000)	-	(7,000)
Change in fair value of convertible senior notes	917	-	(2,514)	-
Interest income	19	12	47	26
Interest expense	(3,097)	(2,027)	(7,230)	(7,496)
Income (loss) before provision for (benefit from) income taxes	17,652	(16,651)	(37,374)	(51,651)
Provision for (benefit from) income taxes	1,953	918	1,708	890
Net income (loss)	15,699	(17,569)	(39,082)	(52,541)
Net income (loss) attributable to non-controlling interests	17	45	39	131
Net income (loss) attributable to JAKKS Pacific, Inc.	$15,682	$(17,614)	$(39,121)	$(52,672)
Income (loss) per share - basic	$0.68	$(0.77)	$(1.69)	$(2.53)
Shares used in income (loss) per share - basic	23,106	22,772	23,104	20,848
Income (loss) per share - diluted	$0.38	$(0.77)	$(1.69)	$(2.53)
Shares used in income (loss) per share - diluted	45,686	22,772	23,104	20,848

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)

Net income (loss)	$15,699	$(17,569)	$(39,082)	$(52,541)
Income from joint ventures	-	-	(227)	(105)
Other income	(223)	(110)	(304)	(292)
Loss on extinguishment of convertible senior notes	453	-	453	-
Interest income	(19)	(12)	(47)	(26)
Interest expense	3,097	2,027	7,230	7,496
Provision for (benefit from) from income taxes	1,953	918	1,708	890
Depreciation and amortization	6,563	8,302	13,991	18,415
Acquisition related and other	103	-	436	-
Restricted stock compensation expense	760	793	1,747	2,253
Goodwill and other intangibles impairment	-	13,536	-	13,536
Write-off of investment in DreamPlay LLC	-	7,000	-	7,000
Bad debt write-offs (recoveries)	(504)	7,307	11,964	9,612
Inventory impairment	-	4,369	-	4,369
Change in fair value of convertible senior notes	(917)	-	2,514	-
Restructuring charge	-	200	-	200
Minimum guarantee shortfalls	-	11,886	3,468	11,886

Adjusted EBITDA	$26,965	$38,647	$3,851	$22,693

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)		(In thousands, except per share data)

Net income (loss) attributable to JAKKS Pacific, Inc.	$15,682	$(17,614)	$(39,121)	$(52,672)
Restricted stock compensation expense	760	793	1,747	2,253
Loss on extinguishment of convertible senior notes	453	-	453	-
Bad debt write-offs (recoveries)	(504)	7,307	11,964	9,612
Acquisition related and other	103	-	436	-
Change in fair value of a convertible senior note	(917)	-	2,514	-
Minimum guarantee shortfalls	-	11,886	3,468	11,886
Goodwill and other intangibles impairment	-	13,536	-	13,536
Write-off of investment in DreamPlay LLC	-	7,000	-	7,000
Inventory impairment	-	4,369	-	4,369
Restructuring charge	-	200	-	200
Tax impact of additional charges	85	(7,191)	(2,018)	(7,927)

Adjusted net income (loss) attributable to JAKKS Pacific, Inc.	$15,662	$20,286	$(20,557)	$(11,743)

Adjusted income (loss) per share - basic	$0.68	$0.89	$(0.89)	$(0.56)
Shares used in adjusted income (loss) per share - basic	23,106	22,772	23,104	20,848
Adjusted income (loss) per share - diluted	$0.38	$0.55	$(0.89)	$(0.56)
Shares used in adjusted income (loss) per share - diluted	45,686	39,384	23,104	20,848

CONTACT:
JAKKS Pacific
Brent Novak, (424) 268-9450
Chief Financial Officer
or
Rachel Griffin, (424) 268-9553
Vice President, Communications
or
Liolios Investor Relations
Sean McGowan, (949) 574-3860
Managing Director
JAKK@liolios.com